EXHIBIT 4.8.5

Ministry of the Russian Federation for Communications and Information

Amendment No. 5
to License No. 15130 (registration series A 014207)
dated June 13, 2000

Legal address on the title page of the License shall read as follows:

“460021, Orenburg, proezd Znamenskiy, 9a.”

First Deputy Minister of the Russian Federation for Communications and Information	[Signature]	A.N. Kiselyov

August 26, 2002

Head of the Department of the Organization of Licensing Activity	[Signature] [Seal]	V.N. Ugrioumova

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